Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-190374, 333-181127, 333-49027, 333-89496, 333-114965, 333-150418, 333-114969, 333-69616, 333-69618, and 333-17687) of Speedway Motorsports, Inc. of our report dated March 6, 2015 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Charlotte, North Carolina March 6, 2015